Exhibit 10.3
STOCK RESTRICTION AGREEMENT
V*I CHIP CORPORATION
     Agreement made as of                     ,                      by and between V*I CHIP CORPORATION, a Delaware corporation with an address of 25 Frontage Road, Andover, Massachusetts 01810 (the “Company”), and                      (the “Stockholder”), which is the holder of options to purchase shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) (collectively the shares of Common Stock issuable upon the exercise of such options, and all other shares of Common Stock acquired by the Stockholder subsequent to the date hereof are herein referred to as the “Stock”).
     WHEREAS, the Stockholder has been granted, as of the date first set forth above, options to purchase                      shares of Common Stock of the Company pursuant to the Company’s Amended 2007 Stock Option and Incentive Plan (the “Equity Incentive Plan”);
     NOW, THEREFORE, in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows.
     SECTION 1. Voluntary Transfers. Neither the Stockholder nor any permitted transferee of his or her shares under Section 5 may sell, assign, transfer, exchange, pledge or otherwise dispose of any shares of Stock or any interest therein now held or hereafter acquired by such shareholder (collectively referred to as a “transfer”) without first giving written notice thereof to the Company, identifying the proposed transferee, the purchase price, if any, and terms of the proposed transaction, and offering said shares to the Company for purchase by it as hereinafter provided. On or prior to the later of: (i) 30 days after receipt of the notice or (ii) if the Stockholder acquired said shares of Stock from the Company, seven months after the date of such acquisition, the Company may elect to purchase all of the shares so offered and if it does not do so, said shares may be transferred within 60 days after the expiration of said period to the proposed transferee upon the price and terms specified in the notice, provided that said transferee shall thereupon become a party to this Agreement as a Stockholder in the manner provided hereinafter.
     SECTION 2. Termination of Employment. Within 30 days after the voluntary or involuntary termination of all employment of a Stockholder with the Company as an employee, officer and Director thereof, except a termination by reason of death, said Stockholder and each transferee of his or her shares under Section 5 shall give written notice to the Company offering to the Company for purchase as hereinafter provided all of the shares of Stock owned on the date of termination by said Stockholder and each such transferee. On or prior to the later of: (i) 30 days after receipt of the notice or (ii) if the Stockholder acquired any shares of Stock from the Company, seven months after the date of such acquisition, the Company may elect to purchase all or any part of the shares so offered and if it does not elect to do so, said shares may be retained by said Stockholder or transferee subject to all other provisions of this Agreement.

     SECTION 3. Death of a Stockholder. In the event of the death of the Stockholder, his or her executors or administrators and each transferee of his or her shares under Section 5 shall, within 90 days after the date of death, give written notice thereof to the Company offering to it for purchase as hereinafter provided all of the shares of Stock owned on said date by the Stockholder and each such transferee. On or prior to the later of: (i) 30 days after receipt of the notice or (ii) if the Stockholder acquired any shares of Stock from the Company, seven months after the date of such acquisition, the Company may elect to purchase all or any part of the shares so offered; and if the Company does not do so, said shares may be retained by the estate of said Stockholder or by such transferee subject to all other provisions of this Agreement.
     SECTION 4. Transfers by Operation of Law. In the event that a Stockholder (i) files a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her shares of Stock, and such involuntary petition or assignment or attachment is not discharged within 60 days after its date, or (iii) is subjected to a transfer of shares of his or her Stock by operation of law, the Company shall have the right to elect to purchase all or any part of the shares of Stock which are owned by the Stockholder. Failure of the Company to elect to purchase said shares under this Section shall not affect its right to purchase the same shares under Section 1 in the event of a proposed sale, assignment, transfer, pledge or other disposition thereof by or to any receiver, petitioner, assignee, transferee or other person obtaining an interest in said shares.
     SECTION 5. Exceptions to Restrictions. Except as provided above, these restrictions shall be inapplicable to:
     (a) Transfers of Stock between the Stockholder and the trustees of a trust revocable by the Stockholder alone,
     (b) Transfers of Stock between the Stockholder and his or her guardian or conservator, and
     (c) Transfers of Stock upon the death of the Stockholder to his or her executors or administrators or to trustees under his or her will;
provided, that such Stock in the hands of each such transferee shall remain subject to this Agreement.
     SECTION 6. Transfers in Violation of Agreement. If any transfer of shares of Stock is made or attempted contrary to the provisions of this Agreement, or if shares of Stock are not offered to the Company as required by this Agreement, the Company shall have the right to purchase said shares from the owner thereof or his or her transferee at any time before or after the transfer, as hereinafter provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any such transferee as one of its stockholders for any purpose, including without limitation for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been complied with.
     SECTION 7. Purchase Price.
        (a) Except as provided in Section 7(b) of this Agreement, unless otherwise determined by the unanimous consent of the members of the Board of Directors the purchase price per share of Stock which the Company elects to purchase pursuant to this Agreement shall be equal to the exercise price of the most recent award of an option under the Company’s Equity Incentive Plan, provided that the exercise price of such option was not less than the fair market value of the Stock at the time of grant and was granted not more than three months prior to the event giving rise to the Stockholder’s right to purchase such Stock. In the event no such option was awarded within such three month period, then the purchase price per share of Stock shall be the fair market value of such Stock as determined by unanimous consent of the Board of Directors.
        (b) Notwithstanding any contrary provisions hereof, in the event of a proposed sale of Stock of the Stockholder under Section 1, or of the Stockholder’s transferee under Section 5, to a third party in a bona fide transaction for fair value payable in cash or the equivalent currently or in future installments, the purchase price of said Stock shall be the value offered by such third party and the Company shall have the right of first refusal, exercisable within the period specified in Section 1, to purchase said Stock at such price upon terms equivalent to those offered by such third party. Such right of first refusal shall not apply to a proposed assignment, transfer, exchange, pledge or any other sale or disposition of Stock under Section 1 which does not constitute a sale as described above, and the provisions of subparagraphs (a) and (b) of this Section 7 shall apply to such other transactions.
     SECTION 8. Tenders. All shares of Stock which the Company has elected to purchase hereunder shall be tendered to the Company, or to one or more substitute purchasers designated by it, at the principal office of the Company at a reasonable date and time specified by it (in any event within 30 days after the Company’s election), by delivery of certificates representing such shares, endorsed in blank and in proper form for transfer against payment of the purchase price in cash or by certified or bank checks, except as provided in Section 9.
     SECTION 9. Payment by Installments. If no person has been designated as a substitute purchaser by the Company pursuant to Section 8 and if the total purchase price of a single purchase of Stock by the Company exceeds 10% of its working capital as of any date within 60 days prior to the date of tender of said Stock, the Company may elect to make payment in such installments as it deems appropriate over a period not exceeding 36 months from the date of tender. Unpaid installments shall bear interest at the lowest “applicable Federal rate” established under Section 1274(d)(2) (or its successor provision) of the Internal Revenue Code which is in effect during the three month period ending with the month in which the Company elects to purchase, and shall be evidenced by a promissory note of the Company.

     SECTION 10. No Transfer of Unvested Shares. The Stockholder acknowledges and agrees that his or her interests in any shares of Restricted Stock awarded under the Equity Incentive Plan are subject to forfeiture and repurchase unless and until all conditions to the vesting of such shares have been satisfied under the Equity Incentive Plan and the related Restricted Stock Award, and that such shares may not be transferred in any manner unless and until all conditions to such vesting have been fulfilled and the restrictions shall have lapsed.
     SECTION 11. Waiver and Amendment. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder (including any amendment of this Agreement) shall be taken only with the consent of the holders of a majority of the issued and outstanding shares of Common Stock. Any Stock which the Company has elected to purchase hereunder may be disposed of by the Company (acting through its Board of Directors) in such manner as it deems appropriate, with or without further restrictions on the transfer thereof, subject to any applicable legal requirements or contractual agreements.
     SECTION 12. Action by Stockholders. Unless otherwise expressly provided to the contrary herein, in any case where the holders of issued and outstanding shares of Common Stock are to consent or otherwise act under this Agreement, such action may be taken by written consent of such stockholders or by a meeting of the stockholders called in the manner provided for a meeting of stockholders in the by-laws of the Company.
     SECTION 13. Termination. This Agreement shall terminate upon the first to occur of the following events:
     (a) The consummation of a Transaction (as such term is defined in the Equity Incentive Plan);
     (b) The closing of a registered underwritten public offering of the Company’s equity securities or such other event as a result of or following which the Company’s equity securities are publicly held; or
     (c) The unanimous consent of the Board of Directors and the holders of a majority of the issued and outstanding shares of Common Stock.
     SECTION 14. Legend on Certificates. Each certificate of Stock subject to this Agreement shall bear on its face the following legend:
“The shares represented by this certificate are subject to restrictions on transfer, a copy of which will be furnished by the Company to the holder of this certificate upon written request and without charge.”

     SECTION 15. Parties. This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time to one or more substitute purchasers of Stock which it has the right to purchase, except as provided in Section 9. Transferees, successors or additional holders of Stock may become parties to this Agreement by endorsing a schedule attached hereto or by executing a counterpart of this Agreement. An original copy of this Agreement and of any counterpart subsequently executed shall be kept by the Secretary of the Company.
     SECTION 16. Notices. All notices and elections hereunder shall be in writing and shall be delivered, transmitted by facsimile or sent by certified or registered mail, postage prepaid, to the parties at their addresses set forth above or to any subsequent address of which the Company has notified the Stockholders or any Stockholder has notified the Company. Such notices or elections shall be effective upon receipt or three days after the date mailed, whichever is sooner.
     SECTION 17. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware, applied without regard to its conflicts of laws principles.
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     EXECUTED as an instrument under seal as of the date first set forth above.

V*I CHIP CORPORATION
By:
Name:
Title:	President

STOCKHOLDER:

[NAME]

     The undersigned holder of shares of Common Stock of the Company hereby consents to the execution and delivery of this Agreement by the Company.

VICOR CORPORATION
By:
Name:
Title: